UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

SI International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Other Jurisdiction of Incorporation)	000-50080 (Commission File Number)	52-2127278 (IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia (Address of Principal Executive Offices)		20190 (Zip Code)

Registrant’s Telephone Number, including Area Code:       (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 9.                                     Regulation FD Disclosure

                On March 25, 2004, SI International, Inc. (the “Company”) received notice that it was the awardee for the Command, Control, Communications, Computer, Intelligence, Information Technology, Surveillance and Reconnaissance (C4I2TSR) procurement, Solicitation No. F05604-03-R-0002.  On March 30, 2004, the Company received a notice of protest from the U.S. Small Business Administration (SBA) regarding the Company’s self-certification of small business status related to the C4I2TSR award to the Company, which was requested by another bidder for the C4I2TSR solicitation.  On April 14, 2004, SBA formally notified the Company of its determination that the Company was a small business for purposes of the C4I2TSR procurement and the applicable size standard therefore.    The SBA determination may be appealed to the SBA Office of Hearings and Appeals.  However, the contract was formally executed on April 14, 2004 and work will commence under the new contract. This Form 8-K is furnished to, but not filed with, the Commission.

                The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in SI International, Inc.’s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by SI International, Inc. under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International, Inc.’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by SI International, Inc. with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward- looking statements due to such risks and uncertainties. SI International, Inc. undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated: April 15, 2004